Exhibit 99.1
Microvast Reports Second Quarter 2024 Financial Results

•Record company Q2 revenue, increased 11.6% year over year to $83.7 million
•Gross margin increased from 15.3% to 32.5%, a 17.2 percentage point improvement year over year

STAFFORD, Texas, USA, August 8, 2024 — Microvast Holdings, Inc. (NASDAQ: MVST) (“Microvast” or the “Company”), a technology innovator that designs, develops and manufactures lithium-ion battery solutions, today announced unaudited condensed consolidated financial results for the second quarter ended June 30, 2024 (“Q2 2024”).

Results for Q2 2024

•Revenue of $83.7 million, compared to $75.0 million in Q2 2023, an increase of 11.6%

•Gross margin increased to 32.5% from gross margin of 15.3% in Q2 2023; Non-GAAP adjusted gross margin increased to 34.3%, up from 17.3% in Q2 2023

•Operating expenses of $103.6 million, compared to $39.0 million in Q2 2023; Adjusted operating expenses of $92.9 million, compared to $22.7 million in Q2 2023

•Net loss of $78.4 million, compared to net loss of $26.1 million in Q2 2023; Non-GAAP adjusted net loss of $64.7 million, compared to non-GAAP adjusted net loss of $8.3 million in Q2 2023

•Net loss per share of $0.25 compared to net loss per share of $0.08 in Q2 2023; Non-GAAP adjusted net loss per share of $0.21, compared to non-GAAP adjusted net loss per share of $0.02 in Q2 2023

•Adjusted EBITDA of negative $55.3 million in Q2 2024, compared to Adjusted EBITDA of negative $4.2 million in Q2 2023

•Capital expenditures of $2.9 million, compared to $57.7 million in Q2 2023

•Cash, cash equivalents, restricted cash and short-term investments of $104.5 million as of June 30, 2024, compared to $93.8 million as of December 31, 2023, and $195.8 million as of June 30, 2023

Please refer to the tables at the end of this press release for reconciliations of gross profit to non-GAAP adjusted gross profit, and net loss to non-GAAP adjusted net loss and non-GAAP adjusted EBITDA.

Q3 2024 Outlook

•For Q3 2024, the Company is targeting a revenue growth of 6% to 12% year over year and revenue guidance of $85 million to $90 million

•Targeting operational efficiencies, providing a Company gross margin target of 25%

•Ongoing R&D progress towards new product development, including launching the Company’s latest product, the 565Ah lithium iron phosphate (LFP) battery specifically tailored to our ESS solutions

•Shifting long-term U.S. ESS market focus to producing LFP battery systems instead of NMC battery solutions at its Clarksville, Tennessee facility and continuing to consolidate the Company’s U.S. operations in Clarksville

•Exploring strategic alternatives to enhance liquidity including the sale of certain U.S. non-core real estate assets

•Exploring new customer projects in the Americas, including Canada, and embarking on additional projects in APAC and EMEA that expand our presence in differentiated commercial vehicle markets

Webcast Information

Company management will host a conference call and webcast on August 8, 2024, at 4:00 p.m. Central Time, to discuss the Company's financial results. The live webcast and accompanying slide presentation will be accessible from the Events & Presentations section of Microvast’s investor relations website (https://ir.microvast.com/events-presentations/events). A replay will be available following the conclusion of the event.

About Microvast

Microvast is a global leader in providing battery technologies for electric vehicles and energy storage solutions. With a legacy of over 17 years, Microvast has consistently delivered cutting-edge battery systems that empower a cleaner and more sustainable future. The company's innovative approach and dedication to excellence have positioned it as a trusted partner for customers around the world. Microvast was founded in 2006 and is headquartered in Stafford, Texas.

For more information, please visit www.microvast.com.

Contact:

Investor Relations
ir@microvast.com

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “plan,” “project,” “predict,” “outlook” “should,” “will,” “would,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These forward-looking statements include, but are not limited to, statements regarding our industry and market sizes, and future opportunities for us. Such forward-looking statements are based upon the current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

Many factors could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements, including, among others: (1) our ability to remain a going concern; (2) risk that we may not be able to execute our growth strategies or achieve profitability; (3) risk that we will be unable to raise additional capital to execute our business plan or pay our debts as they come due, which may not be available on acceptable terms or at all; (4) restrictions in our existing and any future credit facilities; (5) risks of operations in China; (6) the effects of mechanics liens filed by contractors that we do not have sufficient funds to pay; (7) the effects of existing and future litigation; (8) changes in general economic conditions, including increases in interest rates and associated Federal Reserve policies, a potential economic recession, and the impact of inflation on our business; (9) changes in the highly competitive market in which we compete, including with respect to our competitive landscape, technology evolution or regulatory changes; (10) changes in availability and price of raw materials; (11) labor relations, including the ability to attract, hire and retain key employees and contract personnel; (12) heightened awareness of environmental issues and concern about global warming and climate change; (13) risk that we are unable to secure or protect our intellectual property; (14) risk that our customers or third-party suppliers are unable to meet their obligations fully or in a timely manner; (15) risk that our customers will adjust, cancel or suspend their orders for our products; (16) risk of product liability or regulatory lawsuits or proceedings relating to our products or services; (17) the effectiveness of our information technology and operational technology systems and practices to detect and defend against evolving cyberattacks; (18) changing laws regarding cybersecurity and data privacy, and any cybersecurity threat or event; (19) the effects and associated cost of compliance with existing and future laws and governmental regulations, such as the Inflation Reduction Act; (20) economic, financial and other impacts such as a pandemic, including global supply chain disruptions; and (21) the impacts of geopolitical events, including the ongoing conflicts between Russia and Ukraine and between Israel and Hamas. Microvast’s annual, quarterly and other filings with the U.S. Securities and Exchange Commission identify, address and discuss these and other factors in the sections entitled “Risk Factors.”
Actual results, performance or achievements may differ materially, and potentially adversely, from any forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as forward-looking statements are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control.
All information set forth herein speaks only as of the date hereof, and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date hereof except as may be required under applicable securities laws. Forecasts and estimates regarding our industry and end markets are based on sources we believe to be reliable, however, there can be no assurance these forecasts and estimates will prove accurate in whole or in part.
All references to the “Company,” “we,” “us” or “our” refer to Microvast Holdings, Inc. and its consolidated subsidiaries other than certain historical information which refers to the business of Microvast prior to the consummation of the Business Combination.

Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, Microvast has disclosed in this earnings release non-GAAP financial measures, including non-GAAP adjusted gross profit (loss), non-GAAP adjusted EBITDA and non-GAAP adjusted net loss, which are non-GAAP financial measures as defined under the rules of the SEC. These are intended as supplemental measures of our financial performance that are not required by, or presented in accordance with U.S. generally accepted accounting principles (“GAAP”).

Reconciliations to the most comparable GAAP measures, gross profit and net income (loss), are contained in tabular form in the unaudited financial statements below. Non-GAAP adjusted gross profit is GAAP gross profit as adjusted for non-cash stock-based compensation expense included in cost of revenues. Non-GAAP adjusted net loss is GAAP net loss as adjusted for non-cash stock-based compensation expense and change in valuation of warrant and Convertible loan. Non-GAAP adjusted net loss per common share is GAAP net loss per common share as adjusted for non-cash stock-based compensation expense and change in valuation of warrant and Convertible loan per common share. Non-GAAP adjusted EBITDA is defined as net loss excluding depreciation and amortization, non-cash settled share-based compensation expense, interest expense, interest income, changes in fair value of our warrant and Convertible loan and income tax expense or benefit.

We use non-GAAP adjusted gross profit, non-GAAP adjusted EBITDA and non-GAAP adjusted net loss for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We consider them to be important measures because they help illustrate underlying trends in our business and our historical operating performance on a more consistent basis. We believe that these non-GAAP financial measures, when taken together with their most directly comparable GAAP measures, gross profit and net income (loss), provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our recurring core business operating results.

We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team and board of directors.

Non-GAAP financial measures have limitations as an analytical tool, and you should not consider them in isolation, or as a substitute for, financial information prepared in accordance with GAAP. For example, our calculation of non-GAAP adjusted EBITDA may differ from similarly titled non-GAAP measures, if any, reported by our peer companies, or our peer companies may use other measures to calculate their financial performance, and therefore our use of non-GAAP adjusted EBITDA may not be directly comparable to similarly titled measures of other companies. The principal limitation of non-GAAP adjusted EBITDA is that it excludes significant expenses and income that are required by GAAP to be recorded in our financial statements. In addition, it is subject to inherent limitations as it reflects the exercise of judgments by management about which expense and income are excluded or included in determining this non-GAAP financial measure. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. In addition, such financial information is unaudited and does not conform to SEC Regulation S-X and as a result, such information may be presented differently in our future filings with the SEC. For example, with respect to the warrant liability resulting from the merger, we now exclude changes in fair value from net loss in our non-GAAP adjusted EBITDA and non-GAAP adjusted net loss calculation, which had not been done in prior periods.

MICROVAST HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share and per share data, or as otherwise noted)

	December 31, 2023	June 30, 2024
Assets
Current assets:
Cash and cash equivalents	$44,541	$68,183
Restricted cash, current	37,477	34,737
Short-term investments	5,634	—
Accounts receivable (net of allowance for credit losses of $4,571 and $4,679 as of December 31, 2023 and June 30, 2024, respectively)	138,717	104,976
Notes receivable	23,736	10,872
Inventories, net	149,749	152,509
Prepaid expenses and other current assets	25,752	16,675
Held-for-sale assets	—	30,097
Total Current Assets	425,606	418,049
Restricted cash, non-current	6,171	1,564
Property, plant and equipment, net	620,667	519,432
Land use rights, net	11,984	11,565
Acquired intangible assets, net	3,136	2,854
Operating lease right-of-use assets	19,507	19,601
Other non-current assets	9,661	11,494
Total Assets	$1,096,732	$984,559

Liabilities
Current liabilities:
Accounts payable	$112,618	$79,891
Advance from customers	43,087	40,810
Accrued expenses and other current liabilities	148,284	142,773
Income tax payables	655	653
Short-term bank borrowings	35,392	60,034
Notes payable	63,374	48,388
Total Current Liabilities	403,410	372,549
Long-term bonds payable	43,157	43,157
Long-term bank borrowings	43,761	34,203
Warrant liability	67	3
Share-based compensation liability	199	190
Operating lease liabilities	17,087	16,363
Convertible loan with shareholder	—	13,313
Other non-current liabilities	24,861	26,678
Total Liabilities	$532,542	$506,456

Shareholders’ Equity
Common Stock (par value of US$0.0001 per share, 750,000,000 and 750,000,000 shares authorized as of December 31, 2023 and June 30, 2024; 316,694,442 and 317,197,947 shares issued, and 315,006,942 and 315,510,447 shares outstanding as of December 31, 2023 and June 30, 2024)	$32	$32
Additional paid-in capital	1,481,241	1,506,031
Statutory reserves	6,032	6,032
Accumulated deficit	(897,501)	(1,000,767)
Accumulated other comprehensive loss	(25,614)	(33,225)
Total Equity	$564,190	$478,103
Total Liabilities and Equity	$1,096,732	$984,559

MICROVAST HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands of U.S. dollars, except share and per share data, or as otherwise noted)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2024	2023	2024
Revenues	$74,953	$83,675	$121,926	$165,026
Cost of revenues	(63,492)	(56,480)	(105,607)	(120,606)
Gross profit	11,461	27,195	16,319	44,420
Operating expenses:
General and administrative expenses	(23,509)	(23,511)	(43,894)	(47,305)
Research and development expenses	(9,507)	(10,107)	(20,368)	(21,599)
Selling and marketing expenses	(5,897)	(5,026)	(10,885)	(10,617)
Impairment loss of long-lived assets	(51)	(64,912)	(51)	(64,912)
Total operating expenses	(38,964)	(103,556)	(75,198)	(144,433)
Subsidy income	637	735	714	1,269
Loss from operations	(26,866)	(75,626)	(58,165)	(98,744)
Other income and expenses:
Interest income	1,518	246	2,899	365
Interest expense	(487)	(2,094)	(946)	(3,826)
Changes in fair value of warrant and convertible loan	—	(1,568)	17	(1,526)
Other (expense) income, net	(243)	601	546	465
Loss before provision for income taxes	(26,078)	(78,441)	(55,649)	(103,266)
Income tax expense	—	—	—	—
Net loss	$(26,078)	$(78,441)	$(55,649)	$(103,266)
Less: net income attributable to noncontrolling interests	11	—	21	—
Net loss attributable to Microvast Holdings, Inc.'s shareholders	$(26,089)	$(78,441)	$(55,670)	$(103,266)
Net loss per common share
Basic and diluted	$(0.08)	$(0.25)	$(0.18)	$(0.33)
Weighted average shares used in calculating net loss per share of common stock
Basic and diluted	307,742,032	315,509,552	307,728,460	315,438,336

MICROVAST HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars, except share and per share data, or as otherwise noted)

	Six Months Ended June 30,
	2023	2024
Cash flows from operating activities
Net loss	$(55,649)	$(103,266)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss/ (gain) on disposal of property, plant and equipment	826	16
Interest expense	—	622
Depreciation of property, plant and equipment	9,797	14,912
Amortization of land use right and intangible assets	399	387
Noncash lease expenses	1,465	1,327
Share-based compensation	35,779	23,988
Changes in fair value of warrant and convertible loan	(17)	1,526
(Reversal)/ allowance of credit losses	(832)	755
Write-down for obsolete inventories	928	1,737
Impairment loss from long-lived asset	51	64,912
Product warranty	5,450	6,329
Changes in operating assets and liabilities:
Notes receivable	(19,808)	10,278
Accounts receivable	10,251	29,622
Inventories	(16,610)	(1,454)
Prepaid expenses and other current assets	(6,842)	8,462
Operating lease right-of-use assets	(5,850)	(1,928)
Other non-current assets	199	(44)
Notes payable	(15,517)	(13,568)
Accounts payable	11,771	(30,516)
Advance from customers	(968)	(2,125)
Accrued expenses and other liabilities	1,020	(12,374)
Operating lease liabilities	3,364	(267)
Other non-current liabilities	(215)	2,811
Net cash (used in) generated from operating activities	(41,008)	2,142

Cash flows from investing activities
Purchases of property, plant and equipment	(93,630)	(13,186)
Proceeds on disposal of property, plant and equipment	648	180
Purchase of short-term investments	(419)	—
Proceeds from maturity of short-term investments	—	5,564
Net cash used in investing activities	(93,401)	(7,442)

MICROVAST HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-Continued
(In thousands of U.S. dollars, except share and per share data, or as otherwise noted)

	Six Months Ended June 30,
	2023	2024
Cash flows from financing activities
Proceeds from borrowings	9,232	40,462
Repayment of bank borrowings	(3,939)	(23,449)
Convertible loan borrowing from a shareholder	—	12,000
Payment for debt issue costs	—	(525)
Net cash generated from financing activities	5,293	28,488
Effect of exchange rate changes	(3,182)	(6,893)
(Decrease) increase in cash, cash equivalents and restricted cash	(132,298)	16,295
Cash, cash equivalents and restricted cash at beginning of the period	302,617	88,189
Cash, cash equivalents and restricted cash at end of the period	$170,319	$104,484

	Six Months Ended June 30,
	2023	2024
Reconciliation to amounts on consolidated balance sheets
Cash and cash equivalents	$142,766	$68,183
Restricted cash	27,553	36,301
Total cash, cash equivalents and restricted cash	$170,319	$104,484

MICROVAST HOLDINGS, INC.
RECONCILIATION OF GROSS PROFIT TO ADJUSTED GROSS PROFIT
(Unaudited, in thousands of U.S. dollars)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2024	2023	2024
Revenues	$74,953	$83,675	$121,926	$165,026
Cost of revenues	(63,492)	(56,480)	(105,607)	(120,606)
Gross profit (GAAP)	$11,461	$27,195	$16,319	$44,420
Gross margin	15.3%	32.5%	13.4%	26.9%

Non-cash settled share-based compensation (included in cost of revenues)	1,525	1,481	3,029	2,619
Adjusted gross profit (non-GAAP)	$12,986	$28,676	$19,348	$47,039
Adjusted gross margin (non-GAAP)	17.3%	34.3%	15.9%	28.5%

MICROVAST HOLDINGS, INC.
RECONCILIATION OF NET LOSS TO ADJUSTED NET LOSS
(In thousands of U.S. dollars, except per share data, or as otherwise noted)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2024	2023	2024
Net loss (GAAP)	$(26,078)	$(78,441)	$(55,649)	$(103,266)
Changes in fair value of warrant and Convertible loan*	—	1,568	(17)	1,526
Non-cash settled share-based compensation*	17,819	12,130	35,740	23,997
Adjusted Net Loss (non-GAAP)	$(8,259)	$(64,743)	$(19,926)	$(77,743)

*The tax effect of the adjustments was nil.

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2024	2023	2024
Net loss per common share-Basic and diluted (GAAP)	$(0.08)	$(0.25)	$(0.18)	$(0.33)
Changes in fair value of warrant and Convertible loan per common share	—	—	—	—
Non-cash settled share-based compensation per common share	0.06	0.04	0.12	0.08
Adjusted net loss per common share-Basic and diluted (non-GAAP)	$(0.02)	$(0.21)	$(0.06)	$(0.25)

MICROVAST HOLDINGS, INC.
RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA
(Unaudited, in thousands of U.S. dollars)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2024	2023	2024
Net loss (GAAP)	$(26,078)	$(78,441)	$(55,649)	$(103,266)
Interest (income) expense, net	(1,031)	1,848	(1,953)	3,461
Income tax expense	—	—	—	—
Depreciation and amortization	5,099	7,635	10,196	15,299
EBITDA (non-GAAP)	$(22,010)	$(68,958)	$(47,406)	$(84,506)
Changes in fair value of warrant and convertible loan	—	1,568	(17)	1,526
Non-cash settled share-based compensation	17,819	12,130	35,740	23,997
Adjusted EBITDA (non-GAAP)	$(4,191)	$(55,260)	$(11,683)	$(58,983)